SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

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                      GREAT WESTERN FINANCIAL CORPORATION
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               (Name of Registrant as Specified in Its Charter)

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                                 [PRESS RELEASE]

     [GREAT WESTERN LOGO]
                                                                     NEWS
                                                    FOR IMMEDIATE RELEASE
                                                             JUNE 6, 1997

     Contact:  Ian Campbell        818-775-3773
               Charlie Coleman     818-775-3766

                ISS RECOMMENDS GREAT WESTERN STOCKHOLDERS VOTE
                       FOR THE WASHINGTON MUTUAL MERGER

          CHATSWORTH, Calif. - Great Western Financial Corporation (NYSE: GWF)said today that Institutional Shareholder Services (ISS) issued a report to its clients recommending that Great Western stockholders vote in favor of the proposed merger agreement with Washington Mutual, Inc. (Nasdaq: WAMU) at the Special Meeting scheduled to be held on June 13. ISS is the nation's leading stockholder advisory organization.

     Great Western stated, "We are extremely pleased with ISS' recommendation. We are moving ahead rapidly toward completing this historic transaction. With regulatory approval -- which is anticipated shortly -- and an affirmative vote at the June 13 Special Meeting, Great Western stockholders can be in a position to receive their Washington Mutual shares and begin enjoying the economic benefits of this merger in a matter of weeks."

     Great Western urges its stockholders to sign, date and return the green and gold proxy cards as soon as possible.

          With assets of $42.9 billion, Great Western Financial Corporation is a diversified financial services company operating more than 1,150 mortgage lending, retail banking, and consumer finance offices nationwide. Great Western's principal subsidiary, Great Western Bank, is a mortgage-oriented consumer bank with banking branch networks in California and Florida.

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